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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  1)
  Registration Statement (Form S-8 No. 333-173787) pertaining to the Universal American Corp. 2011 Omnibus Equity Award Plan,

  2)
  Registration Statement (Post-Effective Amendment on Form S-8 No. 333-172691) pertaining to the old Universal American Corp. 1998 Incentive Compensation Plan,

  3)
  Registration Statement (Form S-3 No. 333-191075) and related Prospectus of Universal American Corp. for the registration of 46,416,790 shares of its common stock;

of our report dated March 30, 2015, with respect to the consolidated financial statements and schedules of Universal American Corp. included in this Annual Report (Form 10-K) of Universal American Corp. for the year ended December 31, 2015.

/s/ ERNST & YOUNG LLP
New York, New York
March 10, 2016

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm